UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

SYNACOR, INC.

(Name of Registrant as Specified In Its Charter)

JEC Capital Partners, LLC

JEC II Associates, LLC

K. Peter Heiland

Ratio Capital Management B.V.

Ratio Capital Partners

Dilip Singh

Jeff Misthal

Scott Williams

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number of the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 8, 2015, JEC Capital Partners, LLC and Ratio Capital Partners issued the following press release:

ISS Recommends Stockholders of Synacor Vote FOR All Three Nominees of JEC Capital Partners and Ratio Capital Partners

Like Glass Lewis, ISS recommends Synacor Stockholders Vote the BLUE Proxy Card Only

RANDOLPH, Mass. and AMSTERDAM, April 8, 2015 // - JEC Capital Partners and Ratio Capital Partners (together, the “Concerned Stockholders”) sent an open letter to all stockholders of Synacor, Inc. (the “Company” or “Synacor”)(NASDAQ: SYNC) announcing that all three of their Board nominees received the support of the leading independent proxy voting advisory firm, Institutional Shareholder Services (“ISS”).

ISS concluded that Board change at Synacor is warranted and that the Concerned Stockholder nominees will likely provide a stronger voice for shareholders and are likely to more expediently implement needed changes. ISS also agreed with the Concerned Stockholders that Chairman Jordan Levy and Andrew Kau, the two most senior members of the current Board, are arguably most accountable for questionable decisions taken by the Company over the years.

The Concerned Stockholders urge all Synacor stockholders to follow the lead of ISS and vote the BLUE proxy card in support of their highly qualified nominees: Dilip Singh, Scott Williams, and Jeff Misthal. If stockholders of Synacor have any questions or require assistance with their vote, please contact InvestorCom at 877-972-0090.

Below is the full text of the letter to Synacor stockholders.

Dear Fellow Synacor Stockholder,

You have a critical decision to make about the future of your investment in Synacor. You are likely familiar with the Company’s poor operating results and poor stock price performance under the leadership of the current Board, and particularly the two longest serving directors Andrew Kau and Jordan Levy, who have served for a combined 27 years on the Board. The table below provides a comparison of Synacor’s stock price performance with relevant stock indices and the results are stunning: underperformance over the past 3 years ranges from 128.2% to 142.5% and the underperformance over the past 12 months ranges from 18.1% to 36.7%.

		Share Price Performance (1)
	1-Year (2)	1-Year	3-Year	5-Year
Russell 3000	15.9%	14.2%	61.5%	100.6%
NASDAQ Composite Index	17.9%	18.7%	70.4%	121.1%
NASDAQ Internet Index	-0.7%	2.7%	75.9%	167.2%

Synacor, Inc (SYNC)	-18.8%	-0.8%	-66.7%	N/A

Underperformance vs Russell 3000	-34.7%	-15.0%	-128.2%	N/A
Underperformance vs NASDAQ Composite	-36.7%	-19.5%	-137.1%	N/A
Underperformance vs NASDAQ Composite Internet Index	-18.1%	-3.5%	-142.5%	N/A

Source: Bloomberg

1.	Unless otherwise indicated, performance is as of March 23, 2015
2.	As of February 23, 2015, the date the Concerned Shareholders announced their nomination of directors.

On April 6, 2015, the Concerned Stockholders and the Board of Synacor each had the opportunity to meet separately with Institutional Shareholder Services (ISS), a leading independent proxy voting advisory firm.

We are very pleased to report that ISS determined that Board change at Synacor is warranted and ISS further recommended that Synacor stockholders vote FOR all three of our nominees and vote on our BLUE proxy card only.

Glass Lewis, another independent proxy voting advisory firm, also recommended that Synacor stockholders cast their votes on the BLUE card. Both Glass Lewis and ISS advised stockholders to vote against the Rights Plan approved by Synacor’s Board in 2014.

The Concerned Stockholders believe Synacor’s stock is deeply undervalued and we are dedicated to enhancing stockholder value at Synacor. We believe our nominees are highly qualified, independent, and have deep industry knowledge and connections that can guide the Company to the right short-term and long-term strategic decisions in order to maximize stockholder value. Our nominees are also committed to improving the corporate governance practices of Synacor such that they adhere to best practices.

OUR NOMINEES ARE DEEPLY COMMITTED TO INCREASING STOCKHOLDER VALUE. WE URGE YOU TO VOTE THE BLUE PROXY CARD TODAY. IF YOU HAVE ANY QUESTIONS, CONTACT INVESTORCOM TOLL FREE AT 877-972-0090. You can view additional information regarding the Concerned Stockholders’ nominees and reasons to vote for their nominees at http://www.icommaterials.com/SYNC/.

Thank you for your support,

/s/ Bart Kool	/s/ Michael Torok

Ratio Capital Partners	JEC Capital Partners

Contact:

Matthew Manning

JEC Capital Partners

(646) 373-9682

ADDITIONAL INFORMATION

This filing is not a solicitation of a proxy from any security holder of the Company. On April 2, 2015, JEC Capital Partners, LLC, JEC II Associates LLC, K. Peter Heiland, Ratio Capital Management B.V., Ratio Capital Partners, Jeff Misthal, Dilip Singh and Scott Williams (collectively, the “Participants”) mailed to stockholders of the Company and filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement and an accompanying proxy card to be used to solicit proxies in connection with the Company's 2015 annual meeting of stockholders (the "2015 Annual Meeting"). Information concerning the interests of the Participants in connection with the matters to be voted on at the 2015 Annual Meeting is included in the definitive proxy statement filed by Participants with the SEC in connection with such meeting.

STOCKHOLDERS OF THE COMPANY ARE STRONGLY ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS FILED BY THE PARTICIPANTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

The views expressed in this press release represent the opinions of the Concerned Stockholders, and are based on publicly available information with respect to the Company. The Concerned Stockholders recognize that there may be confidential information in the possession of the Company that could lead it to disagree with the Concerned Stockholders’ conclusions. The Concerned Stockholders reserve the right to change any of their opinions expressed herein at any time as they deem appropriate. The Concerned Stockholders disclaim any obligation to update the information or opinions contained in this press release.

Certain statements made herein have been derived or obtained from filings made with the SEC or other regulatory authorities and from other third party reports. Neither the Concerned Stockholders nor any of their affiliates shall be responsible or have any liability for any misinformation contained in any third party SEC or other regulatory filing or third party report.

The information herein contains "forward-looking statements." Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as "may," "will," "expects," "believes," "anticipates," "plans," "could," "should" or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Our forward-looking statements are based on our current intent, belief, expectations, estimates and projections regarding the Company and projections regarding the industry in which it operates. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to differ materially. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.